Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pennichuck Corporation pertaining to the Pennichuck Corporation Amended and Restated 2000 Stock Option Plan of our reports dated March 16, 2007, with respect to the consolidated financial statements and schedules of Pennichuck Corporation and the effectiveness of Pennichuck Corporation's internal controls over financial reporting, which appear in its Annual Report on (Form 10-K) for the year ended December 31, 2006.

August 20, 2007	/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania